UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 16, 2009

ZUMIEZ INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-51300	91-1040022
(Commission File Number)	(IRS Employer Identification No.)

6300 Merrill Creek Parkway, Suite B, Everett, Washington	98203
(Address of Principal Executive Offices)	(Zip Code)

(425) 551-1500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

On July 16, 2009, Zumiez Inc. (the “Company”) announced that it has reached a tentative agreement to settle a previously disclosed class action lawsuit (Evan Johnson v. Zumiez, Inc., et al., Case No. RG08374968, Alameda County Superior Court, filed March 5, 2008) (the “Lawsuit”) related to certain California wage and hour laws.  The Lawsuit is similar to numerous lawsuits filed against retailers and others with operations in California.

In the Lawsuit a former employee alleged that, among other things, the Company failed to pay all overtime wages owing to him and other employees in California, failed to provide meal breaks as required by California law, failed to provide employees with proper itemized wage statements (pay stubs) as required by California law, failed to comply with restrictions on minors’ work hours, and failed to pay terminated employees waiting time penalties under California Labor Code section 203.  The Lawsuit sought recovery of wages, penalties, interest, attorneys’ fees and other alleged damages. Although the Company believes that the allegations in the Lawsuit lack merit, it has tentatively agreed at a mediation to settle the claims in the Lawsuit to avoid significant legal fees, other expenses, and management time that would have to be devoted to protracted litigation.

The settlement agreement, which is subject to final documentation and court approval, provides for a claims made settlement expected to cost the Company approximately $1,300,000 which includes settlement awards to class members, an incentive payment to the plaintiff, attorneys’ fees and costs, and claims administration costs.  The settlement agreement is expected to have an impact of approximately $0.03 on diluted earnings per share.

If the settlement is approved by the court, it is expected to dispose of the class claims, including allegedly unpaid wages, penalties, interest and attorneys’ fees.  The proposed settlement class covers California non-exempt employees (excluding store managers) during the period from March 5, 2004 to September 13, 2009.

In accordance with General Instruction B.2. of Form 8-K, the information contained herein shall not be deemed “Filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.
(Registrant)

Date: July 16, 2009	By:	/s/ Trevor S. Lang

Trevor S. Lang
Chief Financial Officer